Exhibit 99.1

press release

Paylocity Announces Third Quarter Fiscal Year 2021 Financial Results

•	Q3 2021 Recurring & Other Revenue of $184.9 million, up 11% year-over-year

•	Q3 2021 Total Revenue of $186.1 million, up 8% year-over-year

SCHAUMBURG, IL. – May 6, 2021 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HR and payroll software solutions, today announced financial results for the third quarter of fiscal year 2021, which ended March 31, 2021.

“Despite the continued challenges of the COVID-19 pandemic, we had a strong third quarter, with 11% growth in recurring & other revenue. Our sales team had a strong selling season as they continue to execute well in a digital selling environment, while we also remain optimistic about the potential to return to a more normalized sales environment as state restrictions ease gradually across the U.S. From a product perspective, our sustained investment in R&D continues to help us differentiate in the marketplace, as we recently announced the release of our Modern Workforce Index or MWI, a proprietary algorithm that analyzes, scores, and tracks a company’s progress in delivering more efficient HR processes to employees. We leverage the data we have from more than 25,000 clients on our platform to deliver best practices that can improve a client’s MWI score and increase employee engagement,” said Steve Beauchamp, Chief Executive Officer of Paylocity.

Third Quarter Fiscal 2021 Financial Highlights

Revenue:

•	Total revenue was $186.1 million, an increase of 8% from the third quarter of fiscal year 2020.

•	Recurring & other revenue was $184.9 million, representing 99% of total revenue and an increase of 11% from the third quarter of fiscal year 2020.

Operating Income:

•	GAAP operating income was $39.1 million and Non-GAAP operating income was $57.0 million in the third quarter of fiscal year 2021.

Net Income:

•	GAAP net income was $36.8 million or $0.65 per share for the three months ended March 31, 2021 based on 56.4 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•	Adjusted EBITDA, a non-GAAP measure, was $66.9 million in the third quarter of fiscal year 2021.

Balance Sheet and Cash Flow:

•	Cash, cash equivalents and invested corporate cash totaled $182.3 million as of the end of the quarter.

•	Cash flow from operations for the third quarter of fiscal year 2021 was $66.1 million compared to $50.7 million for the third quarter of fiscal year 2020.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of May 6, 2021, Paylocity is issuing guidance for the fourth quarter and full fiscal year 2021 as indicated below.

Fourth Quarter 2021:

•	Total revenue is expected to be in the range of $159.5 million to $163.5 million, which represents approximately 22% – 25% growth over fiscal 2020 fourth quarter revenue.

•	Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $31.5 million to $34.5 million.

Fiscal Year 2021:

•	Total revenue is expected to be in the range of $627.7 million to $631.7 million, which represents approximately 12% growth over fiscal year 2020 revenue.

•	Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $164.3 million to $167.3 million.

We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its third quarter fiscal year 2021 results at 4:30 p.m. Central Time today (5:30 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 7724575. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a leading provider of cloud-based HR and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and acquisition-related costs. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. economy, including reductions in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients and Paylocity’s ability to provide services to its clients and respond to their needs; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 7, 2020. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	March 31,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$250,851	$175,453
Corporate investments	34,556	6,823
Accounts receivable, net	4,923	9,211
Deferred contract costs	32,332	40,721
Prepaid expenses and other	13,188	14,198
Total current assets before funds held for clients	335,850	246,406
Funds held for clients	1,327,304	2,051,914
Total current assets	1,663,154	2,298,320
Capitalized internal-use software, net	36,501	42,704
Property and equipment, net	66,737	62,187
Operating lease right-of-use assets	48,658	45,112
Intangible assets, net	13,360	14,055
Goodwill	21,655	33,184
Long-term deferred contract costs	125,711	156,943
Long-term prepaid expenses and other	4,917	3,773
Deferred income tax assets	4,955	7,274
Total assets	$1,985,648	$2,663,552

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,755	$3,319
Accrued expenses	79,881	83,139
Total current liabilities before client fund obligations	81,636	86,458
Client fund obligations	1,327,304	2,051,914
Total current liabilities	1,408,940	2,138,372
Long-term debt	100,000	—
Long-term operating lease liabilities	73,299	68,661
Other long-term liabilities	1,747	1,910
Deferred income tax liabilities	8,754	—
Total liabilities	$1,592,740	$2,208,943
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2020 and March 31, 2021	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2020 and March 31, 2021; 53,792 shares issued and outstanding at June 30, 2020 and 54,451 shares issued and outstanding at March 31, 2021	54	54
Additional paid-in capital	227,907	231,208
Retained earnings	164,272	223,208
Accumulated other comprehensive income	675	139
Total stockholders' equity	$392,908	$454,609
Total liabilities and stockholders’ equity	$1,985,648	$2,663,552

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2020	2021	2020	2021
Revenues:
Recurring and other revenue	$167,095	$184,927	$416,948	$465,195
Interest income on funds held for clients	4,551	1,126	13,792	2,981
Total revenues	171,646	186,053	430,740	468,176
Cost of revenues	48,081	57,326	136,135	160,248
Gross profit	123,565	128,727	294,605	307,928
Operating expenses:
Sales and marketing	37,801	40,055	112,051	115,504
Research and development	15,612	18,458	45,416	56,443
General and administrative	22,411	31,071	77,283	87,038
Total operating expenses	75,824	89,584	234,750	258,985
Operating income	47,741	39,143	59,855	48,943
Other income (expense)	435	(207)	1,194	(843)
Income before income taxes	48,176	38,936	61,049	48,100
Income tax expense (benefit)	8,044	2,102	1,544	(10,836)
Net income	$40,132	$36,834	$59,505	$58,936
Other comprehensive loss, net of tax	(182)	(126)	(214)	(536)
Comprehensive income	$39,950	$36,708	$59,291	$58,400

Net income per share:
Basic	$0.75	$0.68	$1.11	$1.09
Diluted	$0.72	$0.65	$1.07	$1.05

Weighted-average shares used in computing net income per share:
Basic	53,629	54,415	53,486	54,244
Diluted	55,953	56,414	55,760	56,338

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and nine months ended March 31 are included in the above line items:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2020	2021	2020	2021
Cost of revenues	$1,415	$1,996	$4,612	$6,401
Sales and marketing	3,542	4,001	11,279	12,368
Research and development	1,973	2,661	5,556	8,277
General and administrative	3,083	7,852	15,424	23,287
Total stock-based compensation expense	$10,013	$16,510	$36,871	$50,333

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	March 31,
	2020	2021
Cash flows from operating activities:
Net income	$59,505	$58,936
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	34,348	46,947
Depreciation and amortization expense	27,832	32,070
Deferred income tax expense (benefit)	1,544	(10,656)
Provision for credit losses	232	213
Net accretion of discounts and amortization of premiums on available-for-sale securities	(1,673)	315
Amortization of debt issuance costs	113	127
Other	331	545
Changes in operating assets and liabilities:
Accounts receivable	(1,635)	(4,495)
Deferred contract costs	(37,829)	(39,621)
Prepaid expenses and other	68	(2,531)
Accounts payable	863	1,592
Accrued expenses and other	3,096	2,318
Net cash provided by operating activities	86,795	85,760
Cash flows from investing activities:
Purchases of available-for-sale securities and other	(400,343)	—
Proceeds from sales and maturities of available-for-sale securities	250,791	82,488
Capitalized internal-use software costs	(19,213)	(21,664)
Purchases of property and equipment	(14,578)	(8,155)
Acquisition of business, net of cash acquired	—	(14,992)
Net cash provided by (used in) investing activities	(183,343)	37,677
Cash flows from financing activities:
Net change in client fund obligations	334,707	724,610
Repayment of credit facility	—	(100,000)
Proceeds from exercise of stock options	—	146
Proceeds from employee stock purchase plan	3,961	6,100
Taxes paid related to net share settlement of equity awards	(33,136)	(51,828)
Payment of debt issuance costs	(675)	(56)
Net cash provided by financing activities	304,857	578,972
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	208,309	702,409
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,426,143	1,492,133
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$1,634,452	$2,194,542
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Liabilities assumed for acquisition	$—	$281
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$115	$820
Cash paid (refunds received) for income taxes	$24	$(222)
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Unaudited Consolidated Balance Sheets
Cash and cash equivalents	$114,325	$175,453
Funds held for clients' cash and cash equivalents	1,520,127	2,019,089
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,634,452	$2,194,542

Paylocity Holding Corporation Reconciliation of GAAP to non-GAAP Financial Measures (In thousands except per share data)

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$123,565	$128,727	$294,605	$307,928
Amortization of capitalized internal-use software costs	4,926	6,005	14,073	17,273
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,415	1,996	4,612	6,401
Adjusted gross profit	$129,906	$136,728	$313,290	$331,602

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation from Operating income to Non-GAAP operating income:
Operating income	$47,741	$39,143	$59,855	$48,943
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,013	16,510	36,871	50,333
Amortization of acquired intangibles	563	1,028	1,688	2,812
Other items (1)	385	292	2,947	1,377
Non-GAAP operating income	$58,702	$56,973	$101,361	$103,465

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation from Net income to Non-GAAP net income:
Net income	$40,132	$36,834	$59,505	$58,936
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,013	16,510	36,871	50,333
Amortization of acquired intangibles	563	1,028	1,688	2,812
Other items (1)	385	292	2,947	1,377
Income tax effect on adjustments (2)	(4,615)	(5,215)	(14,166)	(20,602)
Non-GAAP net income	$46,478	$49,449	$86,845	$92,856

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Calculation of Non-GAAP net income per share:
Non-GAAP net income	$46,478	$49,449	$86,845	$92,856
Diluted weighted-average number of common shares	55,953	56,414	55,760	56,338
Non-GAAP net income per share	$0.83	$0.88	$1.56	$1.65

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation from Net income to Adjusted EBITDA:
Net income	$40,132	$36,834	$59,505	$58,936
Interest expense	102	204	290	895
Income tax expense (benefit)	8,044	2,102	1,544	(10,836)
Depreciation and amortization expense	9,571	10,999	27,832	32,070
EBITDA	57,849	50,139	89,171	81,065
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,013	16,510	36,871	50,333
Other items (1)	385	292	2,947	1,377
Adjusted EBITDA	$68,247	$66,941	$128,989	$132,775

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$37,801	$40,055	$112,051	$115,504
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,542	4,001	11,279	12,368
Non-GAAP sales and marketing	$34,259	$36,054	$100,772	$103,136

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP total research and development:
Research and development	$15,612	$18,458	$45,416	$56,443
Capitalized internal-use software costs	7,074	6,832	19,213	21,664
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,973	2,661	5,556	8,277
Other items (3)	—	215	—	600
Non-GAAP total research and development	$20,713	$22,414	$59,073	$69,230

	Three Months		Nine Months
	Ended		Ended
	March 31,		March 31,
	2020	2021	2020	2021
Reconciliation of Non-GAAP general and administrative:
General and administrative	$22,411	$31,071	$77,283	$87,038
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,083	7,852	15,424	23,287
Amortization of acquired intangibles	563	1,028	1,688	2,812
Other items (1)	385	77	2,947	777
Non-GAAP general and administrative	$18,380	$22,114	$57,224	$60,162

(1)  Represents nonrecurring costs including acquisition-related and lease exit costs. Also includes the settlement of a certain legal matter and related litigation costs of $2.0 million during the nine months ended March 31, 2020.

(2)  Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items.

(3)  Represents certain nonrecurring acquisition-related costs.